SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):


                          July 27, 2005 (July 21, 2005)
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                            Brown-Forman Corporation
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             (Exact name of registrant as specified in its charter)


Delaware                            002-26821                        61-0143150
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(State or other                    (Commission                  (I.R.S. Employer
jurisdiction File                     Number)                Identification No.)
of incorporation)


850 Dixie Highway, Louisville, Kentucky           40210
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(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (502) 585-1100
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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 21, 2005, Brown-Forman Corporation (the "Company") announced that it entered into a definitive agreement (the "Stock Purchase Agreement") to sell its wholly-owned subsidiary Lenox, Incorporated ("Lenox") to Department 56, Inc. ("Department 56"). Under the terms of the Stock Purchase Agreement, Department 56 will pay a cash purchase price of $190 million, subject to a post-closing working capital purchase price adjustment, in consideration for all of the outstanding shares of Lenox. The execution of the Stock Purchase Agreement follows the Company's announcement in February 2005 that it was exploring strategic alternatives for Lenox, including a sale of Lenox.

The proposed transaction, which is expected to close in the Company's second fiscal quarter of 2005, is subject to the receipt of financing by Department 56 and other customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, of 1976, as amended. The Stock Purchase Agreement provides that the Company will retain ownership of the Lenox headquarters building and property in Lawrenceville, New Jersey and Lenox's Brooks & Bentley subsidiary in the United Kingdom as well as certain of Lenox's environmental liabilities for previously closed sites. The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnities made by the parties to each other.

The description of the Stock Purchase Agreement above does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

ITEM 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

The description set forth in Item 1.01 is hereby incorporated by reference into this Item 2.05.

In connection with the sale of Lenox, the Company estimates that it will incur approximately $5 million to $6 million in total cash costs, net of tax, for transaction expenses, including legal, tax and actuarial expenses, transaction success payments, and investment banking fees.

ITEM 2.06         MATERIAL IMPAIRMENTS

The description set forth in Item 1.01 is hereby incorporated by reference into this Item 2.06.

In connection with the sale of Lenox, the Company estimates that it will recognize a non-cash impairment charge of approximately $30 million during the Company's fiscal quarter ending July 31, 2005. The impairment charge represents the excess of the book value of the net assets being sold over the proceeds expected to be received from Department 56.

ITEM 7.01         REGULATION FD DISCLOSURE

On July 21, 2005, the Company issued a press release announcing the agreement to sell Lenox to Department 56. A copy of this press release is furnished herewith as Exhibit 99.1.

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The Items in this report contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, words such as "will" and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman's historical experience or our present expectations or projections.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits


         2.1 Stock Purchase Agreement, dated as of July 21, 2005, by and between Brown-Forman Corporation and Department 56, Inc.


         99.1 Press release issued by the Company on July 21, 2005, furnished herewith.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Brown-Forman Corporation
                                                --------------------------------
                                                (Registrant)


July 27, 2005                                   /s/  Nelea A. Absher
                                                --------------------------------
                                                Nelea A. Absher
                                                Vice President and Assistant
                                                Corporate Secretary


Exhibit Index

2.1 Stock Purchase Agreement, dated as of July 21, 2005, by and between Brown-Forman Corporation and Department 56, Inc.

99.1     Press Release, dated July 21, 2005, issued by Brown-Forman Corporation.